Exhibit 99.1

Broadcom Limited Announces Third Quarter

Fiscal Year 2017 Financial Results

•	Quarterly GAAP gross margin of 48.2 percent; Quarterly non-GAAP gross margin from continuing operations of 63.3 percent

•	Quarterly GAAP diluted earnings per share of $1.14; Quarterly non-GAAP diluted earnings per share from continuing operations of $4.10

SAN JOSE, Calif., and SINGAPORE - August 24, 2017 - Broadcom Limited (Nasdaq: AVGO), a leading semiconductor device supplier to the wired, wireless, enterprise storage, and industrial end markets, today reported financial results for its third quarter of fiscal year 2017, ended July 30, 2017, and provided guidance for the fourth quarter of its fiscal year 2017.

Third Quarter Fiscal Year 2017 GAAP Results

Net revenue was $4,463 million, an increase of 7 percent from $4,190 million in the previous quarter and an increase of 18 percent from $3,792 million in the same quarter last year.

Gross margin was $2,149 million, or 48.2 percent of net revenue. This compares with gross margin of $1,976 million, or 47.2 percent of net revenue, in the prior quarter, and gross margin of $1,782 million, or 47.0 percent of net revenue, in the same quarter last year.

Operating expenses were $1,501 million. This compares with $1,502 million in the prior quarter and $2,046 million in the same quarter last year.

Operating income was $648 million, or 14.5 percent of net revenue. This compares with operating income of $474 million, or 11.3 percent of net revenue, in the prior quarter, and operating loss of $264 million, or 7.0 percent of net revenue, in the same quarter last year.

Net income, which includes the impact of discontinued operations, was $507 million, or $1.14 per diluted share. This compares with net income of $464 million, or $1.05 per diluted share, in the prior quarter, and net loss of $315 million, or $0.75 per diluted share, in the same quarter last year.

Net income attributable to ordinary shares was $481 million. Net income attributable to the noncontrolling interest (restricted exchangeable limited partnership units, or “REUs”) in the Company’s subsidiary, Broadcom Cayman L.P. (the “Partnership”), was $26 million.

Third Quarter Fiscal Year 2017 GAAP Results				Change
(Dollars in millions, except per share data)	Q3 17	Q2 17	Q3 16	Q/Q		Y/Y
Net revenue	$4,463	$4,190	$3,792		+7%		+18%
Gross margin	48.2%	47.2%	47.0%		+100bps		+120bps
Operating expenses	$1,501	$1,502	$2,046	-$	1	-$	545
Net income (loss)	$507	$464	$(315)	+$	43	+$	822
Net income (loss) attributable to noncontrolling interest	$26	$24	$(17)	+$	2	+$	43
Net income (loss) attributable to ordinary shares	$481	$440	$(298)	+$	41	+$	779
Earnings (loss) per share - diluted	$1.14	$1.05	$(0.75)	+$	0.09	+$	1.89

The Company’s cash, cash equivalents and short term investments balance at the end of the third fiscal quarter was $5,449 million, compared to $4,454 million at the end of the prior quarter.

During the third fiscal quarter, the Company generated $1,656 million in cash from operations and spent $255 million on capital expenditures.

On June 30, 2017, the Company paid a cash dividend of $1.02 per ordinary share, totaling $415 million. On the same date, the Partnership, of which the Company is the General Partner, paid holders of REUs a corresponding distribution of $1.02 per REU, totaling $23 million.

Third Quarter Fiscal Year 2017 Non-GAAP Results From Continuing Operations

The differences between the Company’s GAAP and non-GAAP results are described generally under “Non-GAAP Financial Measures” below, and presented in detail in the financial reconciliation tables attached to this release.

Net revenue from continuing operations was $4,467 million, an increase of 6 percent from $4,201 million in the previous quarter, and an increase of 17 percent from $3,802 million in the same quarter last year.

Gross margin from continuing operations was $2,827 million, or 63.3 percent of net revenue. This compares with gross margin from continuing operations of $2,652 million, or 63.1 percent of net revenue, in the prior quarter, and $2,297 million, or 60.4 percent of net revenue, in the same quarter last year.

Operating income from continuing operations was $2,059 million, or 46.1 percent of net revenue. This compares with operating income from continuing operations of $1,853 million, or 44.1 percent of net revenue, in the prior quarter, and $1,489 million, or 39.2 percent of net revenue, in the same quarter last year.

Net income from continuing operations was $1,871 million, or $4.10 per diluted share. This compares with net income of $1,666 million, or $3.69 per diluted share, in the prior quarter, and net income of $1,293 million, or $2.89 per diluted share, in the same quarter last year.

Third Quarter Fiscal Year 2017 Non-GAAP Results				Change
(Dollars in millions, except per share data)	Q3 17	Q2 17	Q3 16	Q/Q		Y/Y
Net revenue	$4,467	$4,201	$3,802		+6%		+17%
Gross margin	63.3%	63.1%	60.4%		+20bps		+290bps
Operating expenses	$768	$799	$808	-$	31	-$	40
Net income	$1,871	$1,666	$1,293	+$	205	+$	578
Earnings per share - diluted	$4.10	$3.69	$2.89	+$	0.41	+$	1.21

“We continue to execute consistently and delivered strong financial results for our third fiscal quarter, with revenue growth of 6 percent and EPS growth of 11 percent sequentially” said Hock Tan, President and CEO of Broadcom Limited. “We are expecting revenue growth to further accelerate in the fourth fiscal quarter, led by robust content gains and seasonal strength in our wireless segment.”

Other Quarterly Data

							Growth Rates
	Q3 17		Q2 17		Q3 16		Q/Q	Y/Y
Net revenue by segment:
Wired infrastructure	$2,208	50%	$2,111	50%	$2,062	54%	5%	7%
Wireless communications	1,283	29	1,150	28	1,008	27	12%	27%
Enterprise storage	735	16	712	17	527	14	3%	39%
Industrial & other	237	5	217	5	195	5	9%	22%

Total net revenue	$4,463	100%	$4,190	100%	$3,792	100%

							Growth Rates
	Q3 17		Q2 17		Q3 16		Q/Q	Y/Y
Non-GAAP net revenue by segment:
Wired infrastructure (1)	$2,211	50%	$2,115	50%	$2,065	54%	5%	7%
Wireless communications	1,283	29	1,150	28	1,008	27	12%	27%
Enterprise storage	735	16	712	17	527	14	3%	39%
Industrial & other (1)	238	5	224	5	202	5	6%	18%

Total non-GAAP net revenue	$4,467	100%	$4,201	100%	$3,802	100%

(1)	Non-GAAP data include the effect of acquisition-related purchase accounting adjustments relating to licensing revenue.

Key Statistics (Dollars in millions)	Q3 17	Q2 17	Q3 16
Cash from operations	$1,656	$1,583	$963
Depreciation	$112	$110	$117
Amortization of acquisition-related intangible assets	$1,096	$1,081	$939
Capital expenditures	$255	$256	$232
Days sales outstanding (“DSO”)	49	45	52
Inventory days on hand (“DOH”)	78	76	66
Non-GAAP DSO	49	45	52
Non-GAAP Inventory DOH	79	77	74

Fourth Quarter Fiscal Year 2017 Business Outlook

Based on current business trends and conditions, the outlook for continuing operations for the fourth quarter of fiscal year 2017, ending October 29, 2017, is expected to be as follows:

	GAAP	Reconciling Items	Non-GAAP
Net revenue	$4,796M +/- $75M	$4M	$4,800M +/- $75M
Gross margin	48.75% +/- 1%	$687M	63.0% +/- 1%
Operating expenses	$1,490M	$710M	$780M
Interest expense and other	$100M	—	$100M
Provision for income taxes	$92M	$4M	$96M
Diluted share count	425M	32M	457M

•	Non-GAAP net revenue includes $4 million of licensing revenue not included in GAAP revenue, as a result of the effects of purchase accounting for acquisitions;

•	Non-GAAP gross margin includes the effects of $4 million of licensing revenue, and excludes the effects of $662 million of amortization of acquisition-related intangible assets, $18 million of share-based compensation expense, $2 million of charges related to inventory step-up to fair value and $1 million of restructuring charges;

•	Non-GAAP operating expenses exclude $441 million of amortization of acquisition-related intangible assets, $243 million of share-based compensation expense, $14 million of acquisition-related costs, and $12 million of restructuring charges;

•	Non-GAAP tax provision is $4 million higher than GAAP due to the tax effects of the projected reconciling items noted above; and

•	Non-GAAP diluted share count includes the impact of the REUs on an if-converted basis, which were not included in projected GAAP diluted share count because their effect is expected to be antidilutive, and excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the Company’s financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.

For the fourth fiscal quarter, capital expenditures are expected to be approximately $230 million and depreciation is expected to be $120 million.

The guidance provided above is only an estimate of what the Company believes is realizable as of the date of this release. The guidance also excludes the impact of any additional mergers, acquisitions and divestiture activity that may occur during the quarter. Actual results will vary from the guidance and the variations may be material. The Company undertakes no intent or obligation to publicly update or revise any of these projections, whether as a result of new information, future events or otherwise, except as required by law.

Broadcom will be meeting investors at the Citi Global Technology Conference in New York City on September 6, 2017, and at the Deutsche Bank Technology Conference in Las Vegas on September 12, 2017.

Financial Results Conference Call

Broadcom Limited will host a conference call to review its financial results for the third quarter of fiscal year 2017, ended July 30, 2017, and to provide guidance for the third quarter of fiscal year 2017, today at 2:00 p.m. Pacific Time. Those wishing to access the call should dial (866) 310-8712; International +1 (720) 634-2946. The passcode is 64573832. A replay of the call will be accessible for one week after the call. To access the replay dial (855) 859-2056; International +1 (404) 537-3406; and reference the passcode: 64573832. A webcast of the conference call will also be available in the “Investors” section of Broadcom’s website at www.broadcom.com.

Non-GAAP Financial Measures

In addition to GAAP reporting, Broadcom provides investors with net revenue, net income, operating income, gross margin, operating expenses and other data on a non-GAAP basis. This non-GAAP information includes the effect, where applicable, of purchase accounting on revenues, and excludes amortization of acquisition-related intangible assets, share-based compensation expense, restructuring, impairment and disposal charges, acquisition-related costs, including integration costs, purchase accounting effect on inventory, debt-related costs, gain (loss) on extinguishment of debt, gain (loss) on disposition of assets, income (loss) from discontinued operations and income tax effects of non-GAAP reconciling adjustments. Management does not believe that these items are reflective of the Company’s underlying performance. However, internally, these non-GAAP measures are significant measures used by management for purposes of evaluating the core operating performance of the Company, establishing internal budgets, calculating return on investment for development programs and growth initiatives, comparing performance with internal forecasts and targeted business models, strategic planning, evaluating and valuing potential acquisition candidates and how their operations compare to the Company’s operations, and benchmarking performance externally against the Company’s competitors. The presentation of these and other similar items in Broadcom’s non-GAAP financial results should not be interpreted as implying that these items are non-recurring, infrequent or unusual. Broadcom believes this non-GAAP financial information provides additional insight into the Company’s on-going performance and has therefore chosen to provide this information to investors for a more consistent basis of comparison and to help them evaluate the results of the Company’s on-going operations and enable more meaningful period to period comparisons. These non-GAAP measures are provided in addition to, and not as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. A reconciliation between GAAP and non-GAAP financial data is included in the supplemental financial data attached to this press release.

About Broadcom Limited

Broadcom Limited (NASDAQ: AVGO) is a leading designer, developer and global supplier of a broad range of digital and analog semiconductor connectivity solutions. Broadcom Limited’s extensive product portfolio serves four primary end markets: wired infrastructure, wireless communications, enterprise storage and industrial & other. Applications for our products in these end markets include: data center networking, home connectivity, set-top box, broadband access, telecommunications equipment, smartphones and base stations, data center servers and storage, factory automation, power generation and alternative energy systems, and electronic displays.

Cautionary Note Regarding Forward-Looking Statements

This announcement contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning Broadcom. These statements include, but are not limited to, statements that address our expected future business and financial performance and statements about (i) the expected benefits of acquisitions, (ii) our plans, objectives and intentions with respect to future operations and products, (iii) our competitive position and opportunities, (iv) the impact of acquisitions on the market for our products, and (v) other statements identified by words such as “will”, “expect”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Broadcom, as well as assumptions made by, and information currently available to, such management, current market trends and market conditions and involve risks and uncertainties, many of which are outside the Company’s and management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with loss of our significant customers and fluctuations in the timing and volume of significant customer demand; our dependence on contract manufacturers and outsourced supply chain; any acquisitions we may make, such as delays, challenges and expenses associated with integrating acquired companies with our existing businesses and our ability to achieve the benefits, growth prospects and synergies expected from such acquisitions, including our pending acquisition of Brocade Communications Systems, Inc.; our ability to accurately estimate customers’ demand and adjust our manufacturing and supply chain accordingly; our significant indebtedness, including the need to generate sufficient cash flows to service and repay such debt; our ability to improve our manufacturing efficiency and quality; increased dependence on a small number of markets; dependence on and risks associated with distributors of our products; quarterly and annual fluctuations in operating results; cyclicality in the semiconductor industry or in our target markets; global economic conditions and concerns; our competitive performance and ability to continue achieving design wins with our customers, as well as the timing of those design wins; rates of growth in our target markets; prolonged disruptions of our or our contract manufacturers’ manufacturing facilities or other significant operations; our dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our ability to maintain or improve gross margin; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and the unpredictability of any associated litigation expenses; any expenses or reputational damage associated with resolving customer product and warranty and indemnification claims; our ability to sell to new types of customers and to keep pace with technological advances; market acceptance of the end products into which our products are designed; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature.

Our filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

Contacts:

Broadcom Limited

Ashish Saran

Investor Relations

+1 408 433 8000

investor.relations@broadcom.com

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS — UNAUDITED

(IN MILLIONS, EXCEPT PER SHARE DATA)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 30, 2017	April 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net revenue	$4,463	$4,190	$3,792	$12,792	$9,104
Cost of products sold:
Cost of products sold	1,658	1,564	1,520	4,795	3,656
Purchase accounting effect on inventory	1	1	271	2	1,099
Amortization of acquisition-related intangible assets	655	639	211	1,853	539
Restructuring charges	—	10	8	16	41

Total cost of products sold	2,314	2,214	2,010	6,666	5,335

Gross margin	2,149	1,976	1,782	6,126	3,769
Research and development	827	829	814	2,464	1,868
Selling, general and administrative	200	204	230	605	582
Amortization of acquisition-related intangible assets	441	442	728	1,323	1,517
Restructuring, impairment and disposal charges	33	27	274	106	592

Total operating expenses	1,501	1,502	2,046	4,498	4,559

Operating income (loss)	648	474	(264)	1,628	(790)
Interest expense	(112)	(112)	(139)	(335)	(479)
Loss on debt extinguishment	—	—	(21)	(159)	(74)
Other income, net	12	3	4	46	1

Income (loss) from continuing operations before income taxes	548	365	(420)	1,180	(1,342)
Provision for (benefit from) income taxes	39	(103)	(117)	(54)	(199)

Income (loss) from continuing operations	509	468	(303)	1,234	(1,143)
Loss from discontinued operations, net of income taxes	(2)	(4)	(12)	(11)	(50)

Net income (loss)	507	464	(315)	1,223	(1,193)
Net income (loss) attributable to noncontrolling interest	26	24	(17)	63	(86)

Net income (loss) attributable to ordinary shares	$481	$440	$(298)	$1,160	$(1,107)

Basic income (loss) per share (1):
Income (loss) per share from continuing operations	$1.19	$1.10	$(0.72)	$2.91	$(2.99)
Loss per share from discontinued operations	(0.01)	(0.01)	(0.03)	(0.03)	(0.13)

Net income (loss) per share	$1.18	$1.09	$(0.75)	$2.88	$(3.12)

Diluted income (loss) per share (2):
Income (loss) per share from continuing operations	$1.14	$1.06	$(0.72)	$2.79	$(3.09)
Loss per share from discontinued operations	—	(0.01)	(0.03)	(0.02)	(0.13)

Net income (loss) per share	$1.14	$1.05	$(0.75)	$2.77	$(3.22)

Shares used in per share calculations:
Basic	407	403	396	403	355
Diluted	445	442	419	442	370
Share-based compensation expense included in continuing operations:
Cost of products sold	$18	$15	$15	$47	$34
Research and development	174	150	144	465	294
Selling, general and administrative	59	51	54	156	128

Total share-based compensation expense	$251	$216	$213	$668	$456

(1)	For the fiscal quarters ended July 30, 2017, April 30, 2017 and July 31, 2016, basic income (loss) per share numerators are reduced by approximately 5% of net income (loss) attributable to noncontrolling interest. The noncontrolling interest is related to the restricted exchangeable partnership units of Broadcom Cayman L.P. (“Partnership REUs”), of which Broadcom Limited is the General Partner.
(2)	For the fiscal quarters ended July 30, 2017, April 30, 2017 and July 31, 2016 and three fiscal quarters ended July 30, 2017 and July 31, 2016, diluted income (loss) per share numerators and denominators include the impact of the noncontrolling interest, which assumes conversion of Partnership REUs to Broadcom ordinary shares. The diluted income (loss) per share calculations include approximately 22 million Partnership REUs for the fiscal quarter ended July 30, 2017, approximately 23 million Partnership REUs for each of the fiscal quarters ended April 30, 2017, July 31, 2016 and three fiscal quarters ended July 30, 2017, respectively, and approximately 15 million Partnership REUs for the three fiscal quarters ended July 31, 2016, representing an assumed conversion of 100% of the Partnership REUs under the “if converted” method.

BROADCOM LIMITED

FINANCIAL RECONCILIATION: GAAP TO NON-GAAP — UNAUDITED

(IN MILLIONS, EXCEPT DAYS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 30, 2017	April 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Net revenue on GAAP basis	$4,463	$4,190	$3,792	$12,792	$9,104
Acquisition-related purchase accounting revenue adjustment (1)	4	11	10	25	42

Net revenue on non-GAAP basis	$4,467	$4,201	$3,802	$12,817	$9,146

Gross margin on GAAP basis	$2,149	$1,976	$1,782	$6,126	$3,769
Acquisition-related purchase accounting revenue adjustment (1)	4	11	10	25	42
Purchase accounting effect on inventory	1	1	271	2	1,099
Amortization of acquisition-related intangible assets	655	639	211	1,853	539
Share-based compensation expense	18	15	15	47	34
Restructuring charges	—	10	8	16	41

Gross margin on non-GAAP basis	$2,827	$2,652	$2,297	$8,069	$5,524

Research and development on GAAP basis	$827	$829	$814	$2,464	$1,868
Share-based compensation expense	174	150	144	465	294
Acquisition-related costs	1	2	3	6	6

Research and development on non-GAAP basis	$652	$677	$667	$1,993	$1,568

Selling, general and administrative expense on GAAP basis	$200	$204	$230	$605	$582
Share-based compensation expense	59	51	54	156	128
Acquisition-related costs	25	31	35	91	99

Selling, general and administrative expense on non-GAAP basis	$116	$122	$141	$358	$355

Total operating expenses on GAAP basis	$1,501	$1,502	$2,046	$4,498	$4,559
Amortization of acquisition-related intangible assets	441	442	728	1,323	1,517
Share-based compensation expense	233	201	198	621	422
Restructuring, impairment and disposal charges	33	27	274	106	592
Acquisition-related costs	26	33	38	97	105

Total operating expenses on non-GAAP basis	$768	$799	$808	$2,351	$1,923

Operating income (loss) on GAAP basis	$648	$474	$(264)	$1,628	$(790)
Acquisition-related purchase accounting revenue adjustment (1)	4	11	10	25	42
Purchase accounting effect on inventory	1	1	271	2	1,099
Amortization of acquisition-related intangible assets	1,096	1,081	939	3,176	2,056
Share-based compensation expense	251	216	213	668	456
Restructuring, impairment and disposal charges	33	37	282	122	633
Acquisition-related costs	26	33	38	97	105

Operating income on non-GAAP basis	$2,059	$1,853	$1,489	$5,718	$3,601

Interest expense on GAAP basis	$(112)	$(112)	$(139)	$(335)	$(479)
Debt-related costs	—	—	—	1	149

Interest expense on non-GAAP basis	$(112)	$(112)	$(139)	$(334)	$(330)

Other income, net on GAAP basis	$12	$3	$4	$46	$1
Gain on disposition of assets	—	—	—	(23)	—

Other income, net on non-GAAP basis	$12	$3	$4	$23	$1

Income (loss) from continuing operations before income taxes on GAAP basis	$548	$365	$(420)	$1,180	$(1,342)
Acquisition-related purchase accounting revenue adjustment (1)	4	11	10	25	42
Purchase accounting effect on inventory	1	1	271	2	1,099
Amortization of acquisition-related intangible assets	1,096	1,081	939	3,176	2,056
Share-based compensation expense	251	216	213	668	456
Restructuring, impairment and disposal charges	33	37	282	122	633
Acquisition-related costs	26	33	38	97	105
Debt-related costs	—	—	—	1	149
Loss on debt extinguishment	—	—	21	159	74
Gain on disposition of assets	—	—	—	(23)	—

Income before income taxes on non-GAAP basis	$1,959	$1,744	$1,354	$5,407	$3,272

Provision for (benefit from) income taxes on GAAP basis	$39	$(103)	$(117)	$(54)	$(199)
Income tax effects of non-GAAP reconciling adjustments	49	181	178	297	348

Provision for income taxes on non-GAAP basis	$88	$78	$61	$243	$149

Net income (loss) on GAAP basis	$507	$464	$(315)	$1,223	$(1,193)
Acquisition-related purchase accounting revenue adjustment (1)	4	11	10	25	42
Purchase accounting effect on inventory	1	1	271	2	1,099
Amortization of acquisition-related intangible assets	1,096	1,081	939	3,176	2,056
Share-based compensation expense	251	216	213	668	456
Restructuring, impairment and disposal charges	33	37	282	122	633
Acquisition-related costs	26	33	38	97	105
Debt-related costs	—	—	—	1	149
Loss on debt extinguishment	—	—	21	159	74
Gain on disposition of assets	—	—	—	(23)	—
Income tax effects of non-GAAP reconciling adjustments	(49)	(181)	(178)	(297)	(348)
Discontinued operations, net of income taxes	2	4	12	11	50

Net income on non-GAAP basis	$1,871	$1,666	$1,293	$5,164	$3,123

Shares used in per share calculation—diluted on GAAP basis	445	442	419	442	370
Non-GAAP adjustment (2)	11	9	28	10	24

Shares used in per share calculation—diluted on non-GAAP basis	456	451	447	452	394

Days sales outstanding on GAAP basis	49	45	52
Non-GAAP adjustment(3)	—	—	—

Days sales outstanding on non-GAAP basis	49	45	52

Inventory days on hand on GAAP basis	78	76	66
Non-GAAP adjustment(4)	1	1	8

Inventory days on hand on non-GAAP basis	79	77	74

(1)	Amounts represent licensing revenue not included in GAAP net revenue as a result of the effect of purchase accounting for acquisitions.
(2)	The number of shares used in the diluted per share calculations on a non-GAAP basis excludes the impact of share-based compensation expense expected to be incurred in future periods and not yet recognized in the financial statements, which would otherwise be assumed to be used to repurchase shares under the GAAP treasury stock method.
(3)	Days sales outstanding on a non-GAAP basis includes the impact of the acquisition-related purchase accounting revenue adjustment and excludes the impact of accounts receivable related to discontinued operations.
(4)	Inventory days on hand on a non-GAAP basis excludes the impact of purchase accounting on inventory, amortization of acquisition-related intangible assets, share-based compensation expense, restructuring expense and acquisition-related costs.

BROADCOM LIMITED

CONDENSED CONSOLIDATED BALANCE SHEETS — UNAUDITED

(IN MILLIONS)

	July 30, 2017	October 30, 2016 (1)
ASSETS
Current assets:
Cash and cash equivalents	$5,249	$3,097
Short-term investments	200	—
Trade accounts receivable, net	2,417	2,181
Inventory	1,431	1,400
Other current assets	646	447

Total current assets	9,943	7,125
Long-term assets:
Property, plant and equipment, net	2,909	2,509
Goodwill	24,706	24,732
Intangible assets, net	11,927	15,068
Other long-term assets	457	532

Total assets	$49,942	$49,966

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,158	$1,261
Employee compensation and benefits	546	517
Current portion of long-term debt	—	454
Other current liabilities	514	846

Total current liabilities	2,218	3,078
Long-term liabilities:
Long-term debt	13,572	13,188
Pension and post-retirement benefit obligations	503	531
Other long-term liabilities	10,945	11,293

Total liabilities	27,238	28,090

Shareholders’ equity:
Ordinary shares	20,180	19,241
Accumulated deficit	(245)	(215)
Accumulated other comprehensive loss	(133)	(134)

Total Broadcom Limited shareholders’ equity	19,802	18,892
Noncontrolling interest	2,902	2,984

Total shareholders’ equity	22,704	21,876

Total liabilities and shareholders’ equity	$49,942	$49,966

(1)	Amounts as of October 30, 2016 have been derived from audited financial statements as of that date.

BROADCOM LIMITED

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED

(IN MILLIONS)

	Fiscal Quarter Ended			Three Fiscal Quarters Ended
	July 30, 2017	April 30, 2017	July 31, 2016	July 30, 2017	July 31, 2016
Cash flows from operating activities:
Net income (loss)	$507	$464	$(315)	$1,223	$(1,193)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,211	1,193	1,058	3,518	2,342
Share-based compensation	251	216	219	669	474
Excess tax benefits from share-based compensation	—	—	(10)	—	(68)
Deferred taxes and other non-cash tax expense	12	(86)	(181)	(99)	(353)
Non-cash portion of debt extinguishment loss	—	—	21	159	51
Non-cash restructuring, impairment and disposal charges	14	23	224	54	268
Gain on disposition of assets	—	—	—	(23)	—
Amortization of debt issuance costs and accretion of debt discount	5	6	10	19	27
Other	13	3	(36)	21	(10)
Changes in assets and liabilities, net of acquisitions and disposals:
Trade accounts receivable, net	(344)	(126)	(322)	(236)	(491)
Inventory	(119)	31	168	(23)	1,088
Accounts payable	217	(114)	156	(34)	(61)
Employee compensation and benefits	82	128	121	29	70
Other current assets and current liabilities	(179)	(154)	(124)	(570)	(38)
Other long-term assets and long-term liabilities	(14)	(1)	(26)	(115)	(47)

Net cash provided by operating activities	1,656	1,583	963	4,592	2,059

Cash flows from investing activities:
Purchases of property, plant and equipment	(255)	(256)	(232)	(836)	(530)
Proceeds from disposals of property, plant and equipment	1	—	5	1	5
Purchases of investments	—	(200)	—	(200)	(58)
Acquisitions of businesses, net of cash acquired	(3)	(37)	(20)	(40)	(10,055)
Proceeds from sales of businesses	—	—	630	10	698
Proceeds from sales and maturities of investments	—	—	57	—	89
Other	(1)	—	(14)	(5)	(15)

Net cash provided by (used in) investing activities	(258)	(493)	426	(1,070)	(9,866)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	—	—	13,550	15,926
Debt repayments	—	—	(1,306)	(13,668)	(6,145)
Payment of assumed debt	—	—	—	—	(1,475)
Payment of debt issuance costs	—	(20)	—	(127)	(108)
Dividend and distribution payments	(438)	(437)	(211)	(1,306)	(537)
Issuance of ordinary shares	41	89	38	191	217
Excess tax benefits from share-based compensation	—	—	10	—	68
Payment of capital lease obligations	(6)	(4)	—	(10)	—

Net cash provided by (used in) financing activities	(403)	(372)	(1,469)	(1,370)	7,946

Net change in cash and cash equivalents	995	718	(80)	2,152	139
Cash and cash equivalents at the beginning of period	4,254	3,536	2,041	3,097	1,822

Cash and cash equivalents at end of period	$5,249	$4,254	$1,961	$5,249	$1,961

Supplemental disclosure of cash flow information:
Cash paid for interest	$206	$1	$198	$309	$343
Cash paid for income taxes	$35	$109	$63	$241	$143